782122

0204489378701

AGREEMENT

This document confirms the agreement entered into by National Bank of Canada (the « Bank ») and **VALTECH COMMUNICATIONS INC. / COMMUNICATIONS VALTECH INC.** (the « Borrower ») pertaining to an operating credit in the amount of $500,000.00 made available to the Borrower and evidenced by an Acknowledgement of Debt – Revolving Demand Credit executed by the Borrower on December 24th, 2007 (the « Operating Loan »).

The Bank and the Borrower hereby terminate the revolving nature of the Operating Loan in the amount of $500,000.00 in principal. The Borrower undertakes to repay this amount with accrued interest as follows.

The sum of $27,777.78 in principal on 26th day of April, 2009 and on the 26th of each month thereafter until the 26th day of may, 2009 and with a last payment of $27,777.74 on the 26th day of September, 2010. Interest shall be payable monthly at the same time as the principal payments, at a rate of 4.00% above the Bank's prime lending rate in effect from time to time, before and after expiry, until payment in full. File study fees in the amount of $1,000.00 will be collected.

Risk management fees of $150.00 shall be collected monthly from the Borrower's current account.

This agreement does not create novation and is concluded without derogation and is subject to the rights of the Bank including all rights in security it may hold. The Borrower acknowledges and agrees that the rights, hypothecs, recourse and other security already granted in favor of the Bank shall not be amended and shall continue to secure the terms, conditions and covenants set out herein, without novation.

Executed at Montreal on this 28th day of April 2009

National Bank of Canada

By: [signature]

TONIA RODI
Directrice de comptes
Secteur SAE 09 & 02
Transit # :

The Borrower

VALTECH COMMUNICATIONS INC./ COMMUNICATIONS VALTECH INC.

By: [signature]

By: ______

[signature]
Witness
Alan Kestenbaum
V.P.

INTERVENTION

We declare that we have read and understood our obligations under this agreement, that we subscribe to such obligations including, without limitation, the authorizations regarding the collection, use and disclosure of personal information, and accept the terms, conditions and obligations hereof.

Executed at Montreal, this 28th day of April 2009

[signature]
René Arbic

[signature]
Morden Lazarus

[signature]
Pierre Varadi